UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): January 29, 2007

Commission File No.: 000-30785

CAMELOT ENTERTAINMENT GROUP, INC.
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(Exact name of registrant as specified in its charter)

DELAWARE 52-2195605
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(State or other jurisdiction of (IRS Employer Identification No.)
incorporation or organization)

2020 Main Street Suite 990
Irvine, CA 92614

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(Address of principal executive offices)

(949) 777-1090
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(Issuer telephone number)

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(Former name, if changed since last report)

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(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Change in Registrant's Certifying Accountant

On January 29, 2007, Camelot Entertainment Group, Inc. (the "Company") received a letter in the mail from Epstein, Weber & Conover, PLC ("EWC"), the Company's independent registered public accounting firm, stating that as a result of its combination with Moss Adams LLP effective on January 1, 2007, Moss Adams had decided not to assume the role as our external independent accountants, and therefore EWC (now Moss Adams)would cease to act as the Company's independent registered public accounting firm effective January 12, 2007. Malone & Bailey, PC has been appointed as the Company’s new auditor.

The reports of EWC with respect to the Company's financial statements for the fiscal years ended December 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles except for an explanatory paragraph relative to the Company’s ability to continue as a going concern.

Since appointment as the Company's independent auditors through the date of this report, there were no disagreements between the Company and EWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EWC, would have caused EWC to make reference to the subject matter of the disagreements in connection with its report on the Company's financial statements for such years.

The decision to appoint Malone & Bailey, PC as the Company’s new auditor was approved by the Audit Committee of the Board of Directors on January 29, 2007.

The Company has provided EWC with a copy of the foregoing disclosure and has requested that EWC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. This conforming letter will be filed under an amended filing to this current report on Form 8-K once we receive the letter from EWC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

Camelot Entertainment Group, Inc.

By: /s/ Robert P. Atwell
January 31, 2007
Robert P. Atwell
CEO

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